UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2015
Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)

(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Stock Purchase Agreement

On April 1, 2015, GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), completed its acquisition of all of the issued and outstanding shares of common stock of City Index (Holdings) Limited (“City”) from City Index Group Limited (the “Seller”), pursuant to a Share Purchase Agreement, dated as of October 31, 2014 (the “Share Purchase Agreement”), between the Company, the Seller, INCAP Gaming B.V., and IPGL Limited. The Company previously announced its entry into agreements related to the acquisition of City in a Current Report on Form 8-K filed on October 31, 2014 (as amended on January 12, 2015, the “Prior 8-K”).

Upon the terms and subject to the conditions set forth in the Share Purchase Agreement, the Company purchased the entire issued and outstanding share capital (the “Shares”) of City from the Seller. The Shares were sold for an aggregate purchase price of approximately US$148 million, consisting of (i) approximately US$36 million in cash (which reflects approximately US$21 million of excess regulatory capital at City), including US$1 million to be held in escrow (the “Escrow Cash”); (ii) 5,319,149 shares of the Company’s common stock (the “Consideration Shares”), including 4,787,234 Consideration Shares to be held in escrow (the “Escrow Shares”); and (iii) 4.125% unsecured convertible loan notes of the Company (the “Convertible Notes”) with an aggregate principal amount of US$60 million, which are convertible into shares of the Company’s common stock on the terms described in the Prior 8-K at an initial conversion price of US$9.77 per share, including Convertible Notes with an aggregate principal amount of US$54 million to be held in escrow (the “Escrow Notes”). The net purchase price paid for the Shares was approximately US$77 million, reflecting US$71 million of cash on City’s balance sheet as of the date of the closing of the transaction (the “Closing Date”). The purchase price is subject to upwards or downwards adjustments based on City’s working capital, regulatory capital and cash and debt as of the Closing Date.

The Escrow Cash, Escrow Shares and the Escrow Notes will be held in escrow for a period of four years following the Closing Date upon the terms described in the Prior 8-K. The other terms of the Share Purchase Agreement, including the warranties made by the Company and the Seller, the indemnification obligations of the Seller and other post-closing covenants are consistent with those discussed in the Prior 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) - (b) The financial statements of City and the pro-forma financial statements of the Company called for by Items 9.01(a) and 9.01(b) of Form 8-K, respectively, shall be filed by an amendment to this initial report on Form 8-K not later than 71 calendar days after the date this Form 8-K must be filed.

(d) Exhibits

99.1 Press release of GAIN Capital Holdings, Inc., dated as of April 1, 2015, announcing the completion of the acquisition of City Index (Holdings) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2015

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego A. Rotsztain
Name:	Diego A. Rotsztain
Title:	General Counsel and Secretary

Exhibit Index

99.1	Press release of GAIN Capital Holdings, Inc., dated as of April 1, 2015, announcing the completion of the acquisition of City Index (Holdings) Limited.